Exhibit 99.1

WHEELER REAL ESTATE INVESTMENT TRUST, INC. ANNOUNCES
FIRST QUARTER 2022 FINANCIAL AND OPERATING RESULTS

Virginia Beach, VA – May 11, 2022 – Wheeler Real Estate Investment Trust, Inc. (NASDAQ:WHLR) (“WHLR” or the “Company”) announced today that it has reported its financial and operating results for the three months ended March 31, 2022 on Form 10-Q. In addition, the Company has posted to its website supplemental information regarding WHLR's financial and operating results for the three months ended March 31, 2022. Both the Form 10-Q and the supplemental information can be accessed by visiting the Investor Relations page at https://ir.whlr.us/.

Contact
Investor Relations (757) 627-9088
Email: investorrelations@whlr.us

ABOUT WHEELER REAL ESTATE INVESTMENT TRUST, INC.
Headquartered in Virginia Beach, VA, Wheeler Real Estate Investment Trust, Inc. is a fully integrated, self-managed commercial real estate investment trust (REIT) focused on owning and operating income-producing retail properties with a primary focus on grocery-anchored centers. For more information on the Company, please visit www.whlr.us.